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                                 EXHIBIT 10 (v)

                       FOURTH AMENDMENT TO LOAN AGREEMENT

     THIS FOURTH AMENDMENT TO LOAN AGREEMENT (this "Amendment") made as of the 31st day of July, 2002, by and between Pinnacle Data Systems, Inc. (the "Borrower") and KeyBank National Association ("Lender"):

     WHEREAS, Borrower and Lender are parties to a certain Loan Agreement dated August 10, 2000, as it may from time to time be amended, supplemented or otherwise modified (the "Loan Agreement");

     WHEREAS, Borrower and Lender desire to amend the Loan Agreement; and

     WHEREAS, each term used herein shall be defined in accordance with the Loan Agreement.

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein and for other valuable considerations, Borrower and Lender agree as follows:

     I. The Loan Agreement is hereby amended by deleting the definition of "Borrowing Base" in its entirety and by inserting in place thereof the following:

     The words "Borrowing Base" mean, as determined by Lender from time to time, the lesser of. (a) $4,000,000.00 or (b) the sum of (i) 85.000% of the aggregate amount of Eligible Accounts Receivable less than 90 days outstanding, plus (ii) 50.000% of the aggregate amount of Eligible Inventory (not to exceed in corresponding Loan amount, based on Eligible Inventory, $2,000,000.00).

     2. The Loan Agreement is hereby amended by adding the following definitions to the Definitions section of the Agreement:

     The words "Operating Cash Flow" shall mean net income after taxes and exclusive of (i) extraordinary gains and losses, (ii) gains on sale of fixed assets, and (iii) other income; plus depreciation, amortization, interest expense and lease expense; less dividends and distributions.

     The words "Total Fixed Charges" shall mean the sum of interest expense, current maturities of long-term debt, current maturities of capital leases, lease expenses, preferred stock dividends and Capital Expenditures (all calculated for the preceding twelve-month period).

     The words "Capital Expenditures" shall mean net fixed assets at the beginning of the period less net fixed assets at the end of the period plus depreciation expense for the period.

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     3.   The Agreement is hereby amended to add the following two paragraphs to the end of the Affirmative Covenants section of the Agreement:

     Borrower's Certificate. Furnish to Lender, within Twenty (20) days after the end of each month, a Borrower's Certificate, in the form of Exhibit A attached hereto, prepared by a Financial Officer of Borrower.

     Accounts Receivable Aging Statements. Furnish to Lender, as soon as available, but in no event later than Twenty (20) days after the end of each month, the Consolidated accounts receivable aging report for non-affiliate entities for the fiscal quarter ended, prepared by Borrower.

     4. The Loan Agreement is hereby amended by deleting the section titled " inancial Covenants" in its entirety and replacing it with the following:

     Financial Covenants. Borrower covenants and agrees with Lender that while this Agreement is in effect, Borrower shall:

     A) Maintain a minimum EBITDA based upon the financial statements of Borrower for the below listed fiscal quarters which shall be tested following the completion of each quarter as follows:

        As of Borrower's fiscal quarter ending, September 29, 2002: $285,000

        As of Borrower's fiscal quarter ending, December 31, 2002: $270,000

     B) Maintain a Total Debt to Tangible Net Worth ratio of less than or equal to 2.00 to 1.00 which shall be tested on a quarterly basis based upon the financial statements of Borrower for the most recently completed fiscal quarter.

     C) For the quarter ending March 30, 2003 and thereafter, maintain an Operating Cashflow to Total Fixed Charge coverage ratio of greater than or equal to 1.20 to 1.00 based upon the financial statements of Borrower for the most recently completed (4) four fiscal quarters which shall be tested on a quarterly basis.

     5. The Agreement is hereby amended to add Exhibit 1, attached hereto, as Exhibit A to the Loan Agreement.

     6.   Concurrently with the execution of this Amendment, Borrower shall pay
(i) all reasonable legal fees and expenses of Lender incurred in connection with this Amendment, and (ii) pay an amendment fee of One Thousand Dollars ($ 1,000).

     7. Borrower hereby represents and warrants to Lender that (a) Borrower has the legal power and authority to execute and deliver this Amendment; (b) officials executing this Amendment have been duly authorized to execute and deliver the same and bind Borrower with respect to the provisions hereof-, (c) the execution and delivery hereof by Borrower and the performance and observance by Borrower of the provisions hereof do not violate or conflict with

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the organizational agreements of Borrower or any law applicable to Borrower or result in a breach of any provision of or constitute a default under any other agreement, instrument or document binding upon or enforceable against Borrower;
(d) no Event of Default exists under the Loan Agreement, nor will any occur immediately after the execution and delivery of this Amendment or by the performance or observance of any provision hereof-, (e) neither Borrower (nor any subsidiary) has any claim or offset against, or defense or counterclaim to, any of Borrower's (or any subsidiary's) obligations or liabilities under the Loan Agreement or any Related Documents, and Borrower (and each subsidiary) hereby waives and releases Lender from any and all such claims, offsets, defenses and counterclaims of which Borrower (and any subsidiary) is aware, such waiver and release being with full knowledge and understanding of the circumstances and effect thereof and after having consulted legal counsel with respect thereto, and (f) this Amendment constitutes a valid and binding obligation of Borrower in every respect, enforceable in accordance with its terms.

     8. Each reference that is made in the Loan Agreement or any other writing shall hereafter be construed as a reference to the Loan Agreement as amended hereby. Except as herein otherwise specifically provided, all provisions of the Loan Agreement shall remain in full force and effect and be unaffected hereby.

     9. This Amendment may be executed in any number of counterparts, by different parties hereto in separate counterparts and by facsimile signature, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

     10. The rights and obligations of all parties hereto shall be governed by the laws of the State of Ohio, without regard to principles of conflicts of laws.

            [The remainder of this page is intentionally left blank.

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     11.  JURY TRIAL WAIVER. BORROWER AND LENDER WAIVE ANY RIGHT TO HAVE A JURY
PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, BETWEEN BORROWER AND LENDER, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT OR ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO. THIS WAIVER SHALL NOT IN ANY WAY AFFECT, WAIVE, LIMIT, AMEND OR MODIFY LENDER'S ABILITY TO PURSUE REMEDIES PURSUANT TO ANY CONFESSION OF JUDGMENT OR COGNOVIT PROVISION CONTAINED IN ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT BETWEEN BORROWER AND LENDER.

Address:    Pinnacle Data Systems, Inc.      PINNACL DATA SYSTEMS, INC.
            6600 Port Road
            Groveport, Ohio 43125
            Attn: M. Sayre-                  By: /s/ Michael R. Sayre
                                                 --------------------
                                             its: EVP and CFO

Address:    KeyBank National Association     KEYBANK NATIONAL ASSOCIATION
            88 East Broad Street
            Columbus, Ohio 43215
            Attn: Roger .D. Campbell         By: /s/ Mary L. Patton
                                                 ------------------
                                             Its: Vice President

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Exhibit I

              Exhibit A
     Pinnacle Data Systems, Inc.
    KeyBank National Association
     Borrowing Base Certificate
For the Month Ending

Accounts Receivable
Less Receivables over 90 days
Eligible Accounts Receivable
Advance Rate               x 85%
A/R Availability

Eligible Inventory
Advance Rate
INV. Availability*              (b)
*The portion of the borrowing base calculated on Eligible Inventory shall be capped at $2,000,000
Total Availability (a+b)        (c)

x 50%

(a)

Line of Credit
Outstandings      as of
(Please use most current data available)

Excess Availabili
Deficit

       (c-d, if positive)
(c-d, if negative)

(d)

Borrower hereby certifies that the above information is correct as of the date indicated above. Borrower also certifies that there is no event of default under the Line of Credit Loan Agreement and no event which, but for a requirement of giving of notice or passage of time, or both, would constitute such an event of default has occurred or is continuing. Borrower further certifies that each representation and warranty made by the Borrower in the Agreement is true and correct as if made on the date indicated below, except to the extent relating to an earlier date.

Pinnacle Data Systems, Inc.
By_ Date Please send within 20 days of each months end to:

KeyBank National Association
Attention: Jeff Hughes OH- I 8-00-MZO 1
34 N. Main St.
Dayton, OH 45402 or Fax to (937) 586-7723